Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Bruno's, Inc. on Form S-8 of our report dated April 12, 1996, appearing in the Annual Report on Form 10-K of Bruno's, Inc. for the thirty week period ended January 27, 1996.


/s/ Deloitte & Touche


Birmingham, Alabama
July 31, 1996